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                                  EXHIBIT 99.6

                      ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

                             2001 STOCK OPTION PLAN

                                  See Attached

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                      ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

                             2001 STOCK OPTION PLAN

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     1. Purpose. This Arrhythmia Research Technology, Inc. 2001 Stock Option
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Plan (the "Plan") is intended to provide incentives to (a) the officers and other employees of Arrhythmia Research Technology, Inc. (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (each such entity, including the Company, a "Related Company" and collectively, the "Related Companies") by providing them with opportunities to purchase stock in the Company pursuant to options which qualify as "incentive stock options" under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), granted hereunder ("ISO" or "ISOs") and (b) directors, officers, employees and consultants of any Related Company by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean, respectively, "parent corporation" and "subsidiary corporation" as those terms are defined in Section 425 of the Code.

     2. Administration of the Plan.
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     (a) The Plan shall be administered by the Board of Directors of the Company
(the "Board"). The Board may appoint a Committee (the "Committee") of two or more of its members to administer the Plan. Each member of the Committee shall be a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and shall be an "outside director" within the meaning of Section 162(m) of the Code. Subject to ratification of the grant of each Option by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee, if so appointed, shall have the authority to (i) determine the employees of the Related Companies (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options) to whom Non-Qualified Options may be granted, (ii) determine the time or times at which Options may be granted, (iii) determine the option price of shares subject to each Option, which price with respect to ISOs shall not be less than the minimum specified in paragraph 6, (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option, (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the circumstances under which any options will automatically be accelerated and the duration of the exercise period, (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, and the nature of such restrictions, if any, and
(vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

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     (b) The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in the Plan to the Committee shall mean the Board if there is no Committee so appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefore, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

     3. Eligible Employees and Others. ISOs may be granted to any officer or
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other employee of any Related Company. Those directors of any Related Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options may be granted to any director (whether or not an employee), officer, employee or consultant of any Related Company. The Committee may take into consideration an optionee's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option. Granting of any Option to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Options.

     4. Stock. The stock subject to Options shall be authorized but unissued
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shares of Common Stock of the Company, $.01 par value per share (the "Common
Stock"), or shares of Common Stock re-acquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 200,000, subject to adjustment as provided in paragraph 13. Any such shares may be issued as ISOs or Non-Qualified Options so long as the aggregate number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the shares subject to such expired or terminated Option shall again be available for grants of Options under the Plan.

     5. Grants Under the Plan. Options may be granted under the Plan at any time
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on or after March 21, 2001 and prior to March 20,2011. The date of grant of an
Option under the Plan will be the date specified by the Committee at the time it awards the Option; provided, however, that such date shall not be prior to the date of award. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

     6. Minimum Option Price: ISO Limitations.
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     a.The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of any Related Company, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value of Common Stock on the date of grant.

     b.In no event shall the aggregate fair market value (determined at the time the option is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock plans of the Related Companies) exceed $100,000.

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     c.If, at the time an Option is granted under the Plan, the Company's Common
Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such stock is then traded on a national securities exchange, (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange, or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market or on a national securities exchange. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined in good faith by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     7. Option Duration. Subject to earlier termination as provided in
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paragraphs 9 and 10, each Option shall expire on the date specified by the
Committee, but not more than six years from the date of grant and in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of any Related Company, not more than six years from date of grant. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

     8. Exercise of Option. Subject to the provisions of paragraphs 9 through
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12, each Option granted under the Plan shall be exercisable as follows:

     a. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

     b. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

     c. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

     d. The Committee shall have the right to accelerate the date of exercise of any installment, provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in
Section 422(d) of the Code which provides generally that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock plans of the Related Companies) shall not exceed $100,000.

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     9. Termination of Employment.
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     a. If an ISO optionee ceases to be employed by any Related Company other than by reason of death or Disability as provided in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of 60 days from the date of termination of his employment, but in no event later than on their specified expiration dates except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. Leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates such Related Company to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service), provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. Nothing in the Plan shall be deemed to give any grantee of any Option the right to be retained in employment or other service by any Related Company for any period of time. ISOs granted under the Plan shall not be affected by any change of employment within or among any Related Company, so long as the optionee continues to be an employee of such Related Company. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination or cancellation provisions as the Committee may determine.

     b. With respect to the holder of an Option, unless otherwise provided in such holder's agreement establishing an Option or in any employment or consulting agreement between such holder and any Related Company, the term "Disability" shall mean, in the good faith determination of the Board, any illness (mental or physical) or accident which results in such Holder being unable to perform such holder's duties as an employee of, or consultant to, any Related Company for three months during any 12-month period.

     10. Death; Disability; Dissolution. If an optionee ceases to be employed by
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a Related Company by reason of his death, any Option of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the Option by will or by the laws of descent and distribution, at any time prior to the earlier of the Option's specified expiration date or one year from the date of the optionee's death.

     If an optionee ceases to be employed by (or provide services to) a Related Company by reason of his Disability, he shall have the right to exercise any Option held by him on the date of termination of his employment (or services), to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the Option's specified expiration date or one year from the date of the termination of the optionee's employment (or services).

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     11. Assignability. No Option shall be assignable or transferable by the
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optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee each Option shall be exercisable only by him.

     12. Terms and Conditions of Options. Options shall be evidenced by
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instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including transfer and repurchase restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     13. Adjustments. Upon the happening of any of the following described
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events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided:

     a. In the event there is any change in the shares of Common Stock of the Company through the declaration of stock dividends or through any stock split, combinations, recapitalizations, or similar transactions (but excluding any merger or consolidation with any entity that is not 100% owned by the Company, directly or indirectly) effecting all outstanding shares of the Company's capital stock, the number of shares subject to any Option and the purchase price per share for such Option shall be appropriately adjusted. Notwithstanding the foregoing, any adjustments made pursuant to this subparagraph (a) shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments with respect to ISOs will constitute a "modification" of such ISOs as that term is defined in Section 425 of the Code, or cause any adverse tax consequences for the holders of such ISOs. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     b.No fractional shares shall actually be issued under the Plan. Any fractional shares which, but for this subparagraph (b), would have been issued to an optionee pursuant to an Option, shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the optionee shall receive from the Company cash in lieu of such fractional shares.

     c. Upon the happening of any of the foregoing events described in subparagraph (a) above, the class and aggregate number of shares set forth in paragraph 4 hereof which are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events specified in such subparagraphs. The Committee shall determine the specific adjustments to be made under this paragraph 13, and subject to paragraph 2, its determination shall be conclusive.

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     14. Means of Exercising Options. An Option (or any part or installment
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thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefore either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee, in consideration of services rendered or to be rendered to any Related Company, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) and (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to a change in capitalization of the Company and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificates are issued.

     15. Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The
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Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of any Related Company at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

     16. Term and Amendment of Plan. The Plan was adopted by the Board on March
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21, 2001, and subsequently approved by the holders of a majority of the stockholders of the Company entitled to vote thereon on or about September 28, 2001. The Plan shall expire on March 20, 2011 (except as to Options outstanding on that date). The Board may terminate or amend the Plan in any respect at any time, except that, any amendment that (a) increases the total number of shares that may be issued under the Plan (except by adjustment pursuant to paragraph
13); (b) changes the class of persons eligible to participate in the Plan, or
(c) materially increases the benefits to participants under the Plan, shall be subject to approval by the Company's stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the foregoing amendments, and shall be null and void if such approval is not obtained. Except as provided in the third sentence of this paragraph 17, in no event may action of the Board or the Company's stockholders alter or impair the rights of an optionee without his consent, under any Option previously granted to him.

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     17. Application of Funds. The proceeds received by the Company from the
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sale of shares pursuant to Options authorized under the Plan shall be used for general corporate purposes.

     18. Securities Law Requirements, etc. Shares of Common Stock shall not be
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issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

     19. Withholding of Additional Income Taxes. The Company, in accordance with
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the Code, may (a) upon exercise of a Non-Qualified Option, (b) the purchase of
Common Stock for less than its fair market value, (c) the making of a Disqualifying Disposition (as defined in paragraph 21) or (e) any other similar event then required by law, require an optionee to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income.

     20. Notice to Company of Disqualifying Disposition. Each employee who
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receives ISOs shall agree to notify the Company in writing immediately after the employee makes a disqualifying disposition of any Common Stock received pursuant to the exercise of an ISO (a "Disqualifying Disposition"). Disqualifying Disposition means any disposition (including any sale) of such stock before the later of (a) two years after the employee was granted the ISO under which he acquired such stock, or (b) one year after the employee acquired such stock by exercising such ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

     21. Governing Laws; Construction. The validity and construction of the Plan
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and the instruments evidencing Options shall be governed by the laws of The
Commonwealth of Massachusetts, without giving effect to its choice of law principles. In construing the Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

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